Exhibit 99.1

Sonic Solutions Reports Results For First Fiscal Quarter Ended June 30, 2003; Record Quarterly Revenue Drives Record Quarterly Profit

    NOVATO, Calif.--(BUSINESS WIRE)--July 30, 2003--Sonic Solutions (Nasdaq:SNIC) announced today results for the Company's first fiscal quarter ended June 30, 2003.
    Net revenue for the quarter was $12,022,000 compared to $7,384,000 for the same period in the prior fiscal year. Operating income for the quarter was $2,024,000 and net income per diluted share was $0.08 compared to operating income of $582,000 and net income per diluted share of $0.03 for the same period of the prior fiscal year.
    "We are very pleased by the momentum Sonic continues to generate with our OEM customers and technology partners, and the fact that it's now showing up strongly in our reported financial results," commented Bob Doris, Sonic's president. "In the June quarter Sonic generated the highest quarterly revenue, gross margin and net income in the history of the company. This is a great start to what we believe will be a very rewarding year for our shareholders."
    Sonic will hold its fiscal first quarter 2004 earnings conference call on Wednesday, July 30, 2003 at 1:30 p.m. (PT)/4:30 p.m. (ET). Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call will also be available via Webcast at www.sonic.com.



                            Sonic Solutions
                   Condensed Statement of Operations
               (in thousands, except per share amounts)


                                                    Three Months Ended
                                                          June 30,
                                                        (unaudited)
                                                       2003      2002
                                                    --------   -------

Net revenue                                         $12,022    $7,384
Cost of revenue                                       1,748     1,907
                                                    --------   -------
    Gross profit                                     10,274     5,477

Operating expenses
    Marketing and sales                               3,092     2,146
    Research and development                          4,181     1,892
    General and administrative                          977       857
                                                    --------   -------
  Total operating expenses                            8,250     4,895

   Operating income                                   2,024       582

Other income (expense), net                             (50)       34
                                                    --------   -------

  Income before income taxes                          1,974       616

Provision for income taxes                              331        40
                                                    --------   -------
  Net income                                         $1,643       576
                                                    ========   =======

  Net income per share applicable to common
   shareholders:
                       Basic                          $0.09     $0.03
                                                    ========   =======
                       Diluted                        $0.08     $0.03
                                                    ========   =======
   Shares used in computing net income per
    share:
                       Basic                         18,434    15,289
                                                    ========   =======
                       Diluted                       21,557    19,307
                                                    ========   =======


                            Sonic Solutions
                       Condensed Balance Sheets
                            (in thousands)


                                                 June 30,    March 31,
                                                   2003        2003 *
                                              ------------------------
Assets                                         (unaudited)
Current assets:
    Cash, cash equivalents and investments        $12,022      $9,708
    Accounts receivable, net of allowance for
     returns and doubtful accounts of $411
     and $425, at June 30, 2003 and March 31,
     2003, respectively                             5,287       5,823
    Inventory                                         746         531
    Prepaid expenses and other current assets         915         869
                                              ------------ -----------
    Total current assets                           18,970      16,931
                                              ------------ -----------

Fixed assets, net                                   1,884       1,745
Purchased and internally developed software
 costs, net                                           968         920
Acquired intangibles                                1,211       1,345
Goodwill                                            6,715       6,715
Other assets                                        1,214         697
                                              ------------ -----------
    Total assets                                  $30,962     $28,353
                                              ============ ===========

Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable and accrued liabilities       $6,902      $7,087
    Deferred revenue and deposits                   2,143       1,840
                                              ------------ -----------
    Total current liabilities                       9,045       8,927
                                              ------------ -----------
Shareholders' equity:
    Common stock                                   46,613      45,765
    Preferred stock                                     0           0
    Accumulated deficit                           (24,696)    (26,339)
                                              ------------ -----------
    Total shareholders' equity                     21,917      19,426
                                              ------------ -----------
    Total liabilities and shareholders'
     equity                                       $30,962     $28,353
                                              ============ ===========

* March 31, 2003 balances are derived from the audited financial statements included in the Company's 2003 Annual Report on Form 10-K.

    About Sonic Solutions (NASDAQ: SNIC - News)

    Based in Marin County, California, Sonic Solutions (http://www.sonic.com) is the world's leading supplier of DVD creation software for professional, industrial and consumer applications. The majority of major film releases on DVD have been produced on Sonic's professional DVD authoring systems in studios around the world. Sonic's MyDVD(R) and DVDit!(R) are the most widely used DVD creation applications by consumers and video enthusiasts and are the solutions of choice among the key PC and after-market drive suppliers. Sonic's RecordNow(TM) is a leading solution for audio and data mastering. Sonic's AuthorScript(R), the DVD and CD formatting and burning engine that underlies Sonic's applications, is the most widely deployed DVD software engine and has been licensed by Adobe, Microsoft, Sony, and many others.

    Forward Looking Statements

    The above paragraphs of this press release may contain forward looking statements that are based upon current expectations. Actual results could differ materially from those projected in the forward looking statements as a result of various risks and uncertainties including, among others, the timely introduction and acceptance of new products, costs associated with new product introductions, the transition of products to new hardware configurations and platforms and other factors, including those discussed in the Company's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with the Company's most recent annual report on Form 10-K, Form 10-Q and Registration Statement on file with the Securities and Exchange Commission, which contain a more detailed discussion of the Company's business including risks and uncertainties that may affect future results. The Company does not undertake to update any forward looking statements.

    Sonic, the Sonic logo, Backup MyPC, CinePlayer, DVD PrePlay, DVD Producer, Edit-on-DVD, OpenDVD, PrimeTime, RecordNow and Simple Backup are trademarks of Sonic Solutions. AuthorScript, AutoDVD, DVD-Audio Creator, DVD Creator, DVDit!, DVD Fusion, MyDVD, NoNOISE, ReelDVD, Scenarist and Sonic Solutions are registered trademarks of Sonic Solutions. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license. Specifications, pricing and delivery schedules are subject to change without notice.

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000 (Chief Financial Officer) clay_leighton@sonic.com or
             Market Street Partners
             Carolyn Bass, 415-321-2455
             carolyn@marketstreetpartners.com
             Rob Hawkins, 415-321-2455
             rob@marketstreetpartners.com